                                                                   EXHIBIT 10.74
                                 HYBRIDON, INC.

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into by and between Stephen R. Seiler ("Executive") and Hybridon, Inc., a Delaware corporation (the "Company"), and is effective as of the 25th day of July, 2001.

         WHEREAS, the Company desires to establish its right to the services of the Executive, in the capacity described below, on the terms and conditions hereinafter set forth, and Executive is willing to accept such employment on such terms and conditions;

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, Executive and the Company have agreed and do hereby agree as follows:

         1. DEFINITIONS. The capitalized terms in this Agreement shall have the meanings set forth in this Agreement or Appendix A attached hereto.

         2. ENGAGEMENT. The Company hereby agrees to employ the Executive as its Chief Executive Officer and the Executive hereby accepts such employment on the terms and conditions hereinafter set forth. Furthermore, Executive shall be appointed to the Board of Directors of the Company ("Board") as of September 1, 2001.

         3. EMPLOYMENT PERIOD. The Executive's employment with the Company shall commence on September 1, 2001 and shall continue through September 1, 2006, unless such employment is sooner terminated or subsequently extended as hereinafter provided. The Company and the Executive may agree to extend the period during which this agreement is in effect beyond the initial effective period upon the terms and conditions of this Agreement or upon other terms, but neither the Company nor the Executive is under any obligation to do so. The period during which this Agreement is in effect shall constitute the "Employment Period."

         4. DUTIES AND RESPONSIBILITIES.

            (a) RESPONSIBILITIES. During the Employment Period, the Executive shall perform his duties and responsibilities fully and faithfully as Chief Executive Officer, subject to the control of the Board and the terms and conditions of this Agreement. During such period, the Executive shall report solely to the Board, with the Executive acknowledging that the President and Chief Scientific Officer also is a member of the Board and is free to discuss all matters with other members of the Board. Executive shall have the duties and responsibilities customarily assigned to the Chief Executive Officer with such other duties not inconsistent therewith as may from time to time be assigned to the Executive by the Board and all employees of the Company shall report to the Chief Executive Officer, subject to the Board's ultimate control. During the Employment Period, the Executive shall perform all services and acts necessary or advisable to fulfill the duties and responsibilities that are commensurate and consistent

SEILER EMPLOYMENT AGREEMENT
with the Executive's position. Executive agrees he shall devote substantially his full business time and attention to, and exert his best efforts in, the performance of his duties hereunder, so as to promote the business and best interests of the Company and to comply with the Company's policies as in effect from time to time.

            (b) EXCLUSIVITY. Executive shall devote substantially his full time to his duties hereunder and agrees that, during the Employment Period, the Executive shall not provide consulting services to, or become an employee of, any other firm, company, corporation, or person engaged in a business.

            (c) LOCATION. The Executive's principal place of business shall be in Cambridge, Massachusetts, within thirty (30) miles therefrom ("Cambridge Area") or within ten miles east of Worcester, MA, although travel could be part of Executive's responsibilities. Executive shall perform services for the Company in the Cambridge Area and at such other locations where Executive's services might be required to be performed from time to time. Notwithstanding the preceding sentence, Executive shall not be required to perform services at a location other than the Cambridge Area for a period in excess of thirty (30) consecutive days without the Executive's prior written consent, except in the event of a change in location of the headquarters of the Company to a site within the continental United States following a Change of Control.

         5. COMPENSATION. For all services rendered by Executive pursuant to this Agreement, the Company shall pay Executive, and Executive agrees to accept, the salary, stock options, bonuses, and other benefits described below in this
Section 5.

            (a) BASE SALARY. During the Employment Period, the Company shall pay Executive an annual base salary of $ 360,000.00 ("Base Salary") and such Base Salary shall be payable at periodic intervals in accordance with the Company's payroll practices for salaried employees. In accordance with Section 5(d), below, the amount of Base Salary shall be reviewed and approved, if applicable, by the Board on at least an annual basis, and any increases in the amount of Base Salary shall be effective as of the date determined by the Board. Executive's Base Salary may be increased for any reason, including to reflect inflation or such other adjustments as the Board may deem appropriate; provided, however, that Executive's Base Salary, as in effect on the date hereof or as increased in accordance with the terms of this Agreement, may not be subsequently decreased, except with the prior written consent of the Executive.

            (b) STOCK OPTIONS. The Executive shall be granted, effective as of the date of this Agreement, a nonqualified stock option with respect to 3,150,000 shares of common stock of the Company ("Shares") and a nonqualified stock option with respect to 490,000 Shares, each such option subject to an agreement with terms and conditions substantially similar to those described in the Hybridon, Inc. Amended and Restated 1997 Stock Incentive Plan (the "Plan"), excluding Section 4(b) of the Plan and such other provisions of the Plan as are inconsistent with the terms of Exhibit A, attached hereto.

            (c) BONUS. In addition to Base Salary and stock options, and to the extent a bonus program is established by the Board, the Executive shall receive, for each

SEILER EMPLOYMENT AGREEMENT
fiscal year of the Company ending with or within the Employment Period, an annual bonus ("Bonus") whether pursuant to a formal bonus or incentive plan or program of the Company or otherwise. Subject to this Section 5(c) and Section 5(d), below, such Bonus shall be based on criteria determined by the Board, in its discretion. Any Bonus earned by the Executive for service or performance rendered in any fiscal year within the Employment Period shall be paid to the Executive in accordance with the applicable plan or program and the Company's policies governing such matters. In the event of Executive's termination of employment because of the Executive's death or Disability during the Employment Period, the Company shall pay to Executive or Executive's estate, as applicable, the pro rata portion of the Bonus that Executive would have earned in respect of the portion of the year preceding Executive's death or commencement of Disability.

                  (d) ANNUAL COMPENSATION REVIEW. Executive's compensation, consisting of salary, stock option grants, and bonuses, shall be reviewed annually by the Board.

                  (e) MEDICAL, DENTAL AND OTHER HEALTHCARE BENEFITS. During the Employment Period, Executive shall be eligible to participate in and receive benefits under the Company's medical, dental, or other healthcare plans, as in effect from time to time, that are available to officers or employees of the Company.

                  (f) RETIREMENT PLAN BENEFITS. Executive shall be entitled to participate in the Company's tax-qualified and nonqualified retirement plans, as in effect from time to time, that are available to officers and employees of the Company and shall be entitled to receive the benefit of contributions to be made, if any, by the Company for the benefit of Executive under the terms of the applicable tax-qualified or nonqualified retirement plan.

                  (g) INCENTIVE PLANS. During the Employment Period, Executive shall be eligible to receive all benefits, including those under equity participation or bonus programs, to which key employees are or become eligible under such plans or programs as may be established by the Company from time to time.

                  (h) RELOCATION BENEFITS. Executive shall be entitled to reimbursement for reasonable and customary moving expenses incurred in connection with relocating to Cambridge, Massachusetts or the surrounding area, provided that to the extent the amount payable under this Section 5(h) is subject to federal, state or local taxation the Company shall pay to the Executive an amount necessary to place the Executive in the same after-tax position as the Executive would have been had no such taxes been imposed. Amounts paid by the Company to the Executive as reimbursement for moving expenses under this Section 5(h) and amounts paid by the Company to, or on behalf of, the Executive as payment or reimbursement for legal fees under
Section 14(f) of this Agreement shall not, in the aggregate, exceed $80,000.00.

                  (i) OTHER BENEFITS. During the Employment Period, Executive shall be entitled to participate in and receive benefits under such other employee benefit plans,

                                       3
SEILER EMPLOYMENT AGREEMENT
programs, or arrangements as the Company may from time to time establish and that are available to officers or employees of the Company, provided that the Executive shall be entitled to an aggregate of at least four (4) weeks of paid vacation each year.

         6. INVESTMENT BY THE EXECUTIVE. As of the date of this Agreement, Executive shall purchase 510,000 Shares at $0.84 per Share.

         7. TERMINATION OF EMPLOYMENT. The remedies described in this Section 7 are the exclusive remedies of the parties in connection with the termination of Executive's employment under this Agreement

            (a) If the Executive's employment with the Company terminates for any reason, except in connection with a Change of Control as provided for in
Section 7(b), below, then the Executive or his beneficiary, as applicable, shall be entitled to receive the following severance benefits:

                (i) DEATH. In the event Executive's employment hereunder is terminated by reason of Executive's death, the Company shall pay Executive's designated beneficiary or beneficiaries any Accrued Obligations; provided that such amount shall be paid in a lump sum cash payment within thirty (30) days after the Company's receipt of notification of Executive's death. Additionally, any stock options previously granted to the Executive by the Company and held by the Executive on the date of his death shall vest as of such date to the extent such options would have vested (had Executive's employment not been terminated) during the portion of the Employment Period that ends on the last day of the second calendar quarter of the year following the calendar year in which Executive's death occurred. For this purpose, Executive's Base Salary shall be his Base Salary in effect immediately before his employment terminated and the Employment Period shall be the Employment Period in effect immediately before his termination date.

                (ii) DISABILITY. If Executive is unable to perform substantially all of his duties hereunder due to a Disability and the Executive does not return to the full-time performance of the Executive's duties within thirty (30) days after written notice from the Company, the Executive's employment under this Agreement may be terminated by the Company for Disability. If Executive's employment hereunder is terminated due to Disability, the Company shall pay Executive any Accrued Obligations (such payment to be made within thirty (30) days after such termination in the form of a lump sum cash payment). Additionally, any stock options previously granted to the Executive by the Company and held by the Executive on the date of termination of employment under this subparagraph (ii) shall vest as of such date to the extent such options would have vested (had Executive's employment not been terminated) during the portion of the Employment Period that ends on the last day of the second calendar quarter of the year following the calendar year in which Executive's employment was terminated under this Section 7(a)(ii). For this purpose, Executive's Base Salary shall be his Base Salary in effect immediately before his employment terminated and the Employment Period shall be the Employment Period in effect immediately before his termination date.

SEILER EMPLOYMENT AGREEMENT

                           (iii) TERMINATION BY THE COMPANY FOR CAUSE. The
Company may terminate Executive's employment under this Agreement for Cause at any time. If Executive's employment hereunder is terminated by the Company for Cause, the Company shall pay Executive any Accrued Obligations, provided that such amount shall be paid in a lump sum cash payment within thirty (30) days after such termination date. Executive shall remain subject to the provisions of this Agreement that, by their terms, survive the termination of the Executive's employment with the Company.

                           (iv) TERMINATION BY THE COMPANY OTHER THAN FOR
DEATH, DISABILITY, OR CAUSE. The Company may, at its option and with thirty
(30) days' written notice, terminate the Executive's employment under this Agreement without Cause at any time. If the Executive's employment is terminated by the Company other than on account of Executive's death, Disability, or for Cause, then, the Company shall pay Executive (A) the lesser of (I) Executive's Base Salary for the twenty-four (24) consecutive calendar months following the termination of Executive's employment (such payments to be made under the Company's payroll practices applicable to salaried executives) and (II) an amount equal to Executive's Base Salary for the period from the time of termination until September 1, 2006, and (B) any Accrued Obligations (such payment to be made within thirty (30) days after Executive's termination date in the form of a lump sum cash payment). Additionally, any stock options previously granted to the Executive by the Company and held by the Executive on the date of termination shall vest as of such date to the extent such options would have vested during the following thirty-six (36) months (or portion thereof) remaining in the Employment Period had Executive's employment not been terminated. For this purpose, Executive's Base Salary shall be his Base Salary in effect immediately before his employment terminated and the Employment Period shall be the Employment Period in effect immediately before his termination date.

                           (v)   TERMINATION BY THE EXECUTIVE FOR GOOD REASON.
Executive may, for Good Reason, terminate this Agreement upon thirty (30) days' written notice to the Company. If the Executive's employment is terminated by the Executive for Good Reason, then the Company shall pay the Executive (A) the lesser of (I) Executive's Base Salary for the twenty-four (24) consecutive calendar months following the termination of Executive's employment (such payments to be made under the Company's payroll practices applicable to salaried executives) and (II) an amount equal to Executive's Base Salary for the period from the time of termination until September 1, 2006, and (B) any Accrued Obligations incurred through the date of such termination (such payment to be made within thirty (30) days after such termination in the form of a lump sum cash payment). Additionally, any stock options previously granted to the Executive by the Company and held by the Executive on the date of termination shall vest as of such date to the extent such options would have vested during the following thirty-six (36) months (or portion thereof) remaining in the Employment Period had Executive's employment not been terminated. For this purpose, Executive's Base Salary shall be his Base Salary in effect immediately before his employment terminated and the Employment Period shall be the Employment Period in effect immediately before his termination date.

SEILER EMPLOYMENT AGREEMENT

                      (vi) NO DUTY TO MITIGATE; NO OFFSET. In the event of the termination of the Executive's employment with the Company (other than events of termination which are the subject of subsections 7(a)(i), 7(a)(ii), 7(a)(iii), 7(b)(ii), 7(b)(iv), 7(b)(v) and 7(b)(vii) to which the doctrine of mitigation by Executive would not apply), Executive shall have no duty to mitigate damages or seek employment, and any compensation derived by the Executive from any subsequent employment or self-employment shall not be offset against or reduce any amounts to which the Executive is entitled under this Agreement.

                      (vii) CONTINUATION OF COVERAGE. If the Executive's employment with the Company is terminated, Executive (and his dependents, if any) shall be permitted to continue to participate in the Company's benefit plans, programs, or arrangements to the extent the Company is required by law, including Part 6 of Title I of the Employee Retirement Income Security Act of 1974, as amended ("COBRA"), to offer such coverage.

                  (b) TERMINATION AFTER A CHANGE OF CONTROL. If Executive's employment with the Company is terminated after the effective date of a Change of Control, Executive shall be entitled to receive severance benefits as follows:

                      (i) PARACHUTE PAYMENTS. If all or any portion of the amounts payable to the Executive under this Agreement or otherwise are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended ("Code") or a similar state tax or assessment, the Company shall pay to the Executive an amount necessary to place the Executive in the same after-tax position as Executive would have been had no such excise tax or assessment been imposed. The amount payable pursuant to the preceding sentence shall be increased to the extent necessary to pay income and excise taxes on such amount. The determination of any amounts payable under this Section 7(b)(i) shall be made by an independent accounting firm employed by the Company and such determination shall be final, binding and conclusion on the parties hereto.

                      (ii) VOLUNTARY RESIGNATION. If Executive's employment with the Company is terminated by the Executive by reason of his voluntary resignation within thirty (30) days after the anniversary date of the effective date of a Change in Control, the Company shall pay or otherwise provide to the Executive the following severance benefits:

                            (A) a lump sum cash payment in an amount equal to
the lesser of two (2) times the Executive's current Base Salary at the time of termination, or the Executive's current Base Salary at the time of termination multiplied by the aggregate number of years (or any portion thereof, calculated on a daily basis) remaining in the Employment Period had the Executive's employment not been terminated, provided that such amount shall be paid to the Executive within ten (10) days after the date of termination;

                            (B) until the earlier of the date the Employment
Period

SEILER EMPLOYMENT AGREEMENT
would otherwise have terminated had Executive's employment not been terminated, or the expiration of the twenty-four (24) month period measured from the date of the Executive's termination of employment, the Company shall, at its sole cost and expense provide Executive and his eligible dependents (if any) with healthcare, disability, and life insurance benefits substantially similar to those benefits the Executive and his eligible dependents (if any) were receiving immediately prior to the Executive's termination of employment; provided, however,

                                            (1) the Company shall not be
required to provide medical coverage to the extent another employer provides comparable coverage,

                                            (2) with respect to death and
disability coverage, the Company shall not be required to provide coverage to the extent another employer provides comparable coverage; and shall pay the cost of supplemental coverage if a new employer provides less than comparable coverage, to allow the Executive to purchase coverage to make total coverage comparable, and

                                            (3) that the coverage provided by
the Company pursuant to this subsection 7(b)(ii)(B) shall be in lieu of any other continued coverage for which the Executive or his dependents, if any, would otherwise be eligible pursuant to COBRA.

                           (iii) TERMINATION BY THE EXECUTIVE FOR GOOD REASON.
If, after the effective date of a Change of Control, Executive terminates his employment with the Company for Good Reason, the Company shall pay or otherwise provide to the Executive the severance benefits described in Section 7(a)(v) hereof.

                           (iv) TERMINATION BY REASON OF DEATH. If, after the
effective date of a Change of Control, Executive's employment with the Company is terminated by reason of Executive's death, the Company shall pay or otherwise provide to Executive's designated beneficiary or beneficiaries the severance benefits described in Section 7(a)(i) hereof.

                           (v)  TERMINATION BY REASON OF DISABILITY. If, after
the effective date of a Change of Control, Executive's employment with the Company is terminated by the Company by reason of Disability as described in
Section 7(a)(ii) hereof, the Company shall pay or otherwise provide to Executive the severance benefits described in that section.

                           (vi) TERMINATION BY THE COMPANY OTHER THAN FOR
DEATH, DISABILITY, OR CAUSE. If, after the effective date of a Change of Control, Executive's employment with the Company is terminated by the Company other than for Death, Disability, or Cause, the Company shall pay or otherwise provide to the Executive the severance benefits described in Section 7(a)(iv) hereof.

                           (vii) TERMINATION BY THE COMPANY FOR CAUSE.  If,
after the effective date of a Change of Control, Executive's employment with the Company is

SEILER EMPLOYMENT AGREEMENT
terminated by the Company for Cause, the Company shall pay Executive the amounts described in Section 7(a)(iii) hereof.

         8.       PROPRIETARY INFORMATION; COMPANY DOCUMENTS AND MATERIALS.

                  (a) PROPRIETARY INFORMATION. Executive acknowledges that during the Employment Period, Executive will occupy a position of trust and confidence with respect to Proprietary Information of the Company. Executive understands that he possesses or will possess Proprietary Information that is important to the Company's business and operation. Executive acknowledges that such Proprietary Information is specialized, unique in nature and of great value to the Company and its Affiliates, and that such information gives the Company and its Affiliates a competitive advantage. Executive acknowledges that all Proprietary Information is and shall remain the sole property of the Company or any of its Affiliates. Executive shall not, without limitation in time or until such information shall have become public other than by Executive's unauthorized disclosure (except in connection with the performance of Executive's duties hereunder) disclose to others or use, whether directly or indirectly, any Proprietary Information, or anything relating to such information, regarding the Company or any of its Affiliates.

                  (b) COMPANY DOCUMENTS AND MATERIALS. Executive agrees that during Executive's employment by the Company, Executive will not remove any Company documents or materials, including Proprietary Information, from the business premises of the Company or deliver any such Company documents or materials to any person or entity outside the Company, except as Executive is required to do in connection with performing the duties of Executive's employment. Executive agrees that, immediately upon the termination of Executive's employment by Executive or by the Company for any reason, or during Executive's employment if so requested by the Company, Executive will return all Company documents and materials, computer tapes and disks, records, lists, data, drawings, prints, notes and written information, apparatus, equipment and other physical property, or any reproduction of such property, excepting only (i) Executive's personal copies of records relating to Executive's compensation;
(ii) Executive's personal copies of any materials previously distributed generally to stockholders of the Company; and (iii) Executive's copy of this Agreement.

         9.       NON-SOLICITATION AND NON-COMPETITION.

                  (a) NON-SOLICITATION. Executive agrees that during his employment with the Company and for a period of one (1) year following the termination of his employment with the Company, the Executive shall not hire, attempt to hire, or assist in or facilitate in any way the hiring of any person who, at the time of any such action by the Executive, is an employee of the Company (or any of its Affiliates).

                  (b) NON-COMPETITION. Executive agrees that if his employment with the Company is terminated for any reason, including upon the expiration of the Employment Period, for a period of one (1) year from the date of such termination of employment, the Executive shall not, directly or indirectly, own, manage, operate,

SEILER EMPLOYMENT AGREEMENT
control, be employed by, participate in, or be connected in any manner with the ownership, management, operation or control of any company, or any subsidiary or division of a company, more than 50% of whose annual revenues, annual research and development expense (including the cost of research and laboratory personnel) or income is attributable to the business of developing, marketing or selling antisense therapeutics or oligonucleotide-based immunostimulatory/immunoregulatory therapeutics or oligonucleotide-based diagnostics.

         10. ASSIGNMENT OF RIGHTS. All Executive Developments shall be made for hire by Executive for the Company and Executive waives all moral rights. All Executive Developments shall remain the sole property of the Company. Executive shall acquire no proprietary interest in any Executive Developments developed or acquired during the Employment Period. To the extent Executive may, by operation of law or otherwise, acquire any right, title, or interest in or to any Executive Development, Executive hereby assigns to the Company all such proprietary rights. Executive shall, upon the Company's request, whether during or after the Employment Period, promptly execute and deliver to the Company all such assignments, certificates and instruments, and shall promptly perform such other acts, as the Company may from time to time in its discretion deem necessary or desirable to evidence, establish, maintain, perfect, enforce or defend the Company's rights in Executive Developments.

         11. SUCCESSORS. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) or to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and shall perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. The Company may assign this Agreement without the Executive's consent to any company that acquires all or substantially all of the Company's stock or assets. Executive may not assign this Agreement and no person other than the Executive (or his estate) may assert the Executive's rights under this Agreement.

         12. NOTICE. Any notice, consent, demand or communication required or permitted to be given by the Company to the Executive under this Agreement shall be in writing, signed by an officer or other authorized representative of the Company, and addressed to the Executive's last known address, and shall be deemed effective upon personal delivery or upon the deposit of same in the U.S. mail with postage and fees prepaid. Any notice, consent, demand or communication required or permitted to be given by the Executive to the Company under this Agreement shall be in writing and signed by the Executive, and shall be deemed effective only upon receipt of the same by the Secretary of the Company at the Company's principal office.

         13. COMPANY PLANS. Except to the extent otherwise explicitly provided by this Agreement, any awards made to the Executive under any Company compensation or benefit plan, program, or arrangement shall be governed by the terms of that plan, program, or arrangement and any applicable award agreement thereunder, as in effect from time to time. Notwithstanding the preceding sentence, Executive shall not be

SEILER EMPLOYMENT AGREEMENT
entitled to participate in any Company compensation or benefit plan, program or arrangement that is established after his employment with the Company terminates, and except as specifically provided in this Agreement, Executive shall not be entitled to any additional grants or awards under any Company compensation or benefit plan, program, or arrangement after his employment with the Company terminates.

         14.      MISCELLANEOUS PROVISIONS.

                  (a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and terminates and supersedes any and all prior agreements and understandings (whether written or oral) between the parties with respect to the subject matter of this Agreement. Executive acknowledges and agrees that neither the Company, nor anyone acting on its behalf has made, and in executing this Agreement Executive has not relied upon, any representations, promises, or inducements except to the extent the same is expressly set forth herein.

                  (b) WAIVER. No provision of this Agreement shall be modified, waived, or discharged unless the modification, waiver, or discharge is agreed to in writing and signed by Executive and by an authorized officer or representative of the Company (other than Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at a preceding or subsequent time.

                  (c) CAPACITY. The Executive represents and warrants to the Company that he is not now under any obligation, of a contractual nature or otherwise, to any person, firm, corporation, association or other entity that is inconsistent, or in conflict, with this Agreement or which would prevent, limit or impair in any way the performance by Executive of his obligations hereunder.

                  (d) CONSULTING. Executive and the Company may, but are not required to, enter into an agreement pursuant to which Executive will provide consulting services to the Company after the date of Executive's retirement or termination of employment with the Company. Any consulting fees paid to the Executive will be in addition to any retirement or severance payments the Executive is entitled to receive from the Company or under any plans, programs, or arrangements maintained by the Company.

                  (e) SEVERABILITY. In the event that a court of competent jurisdiction determines that any portion of this Agreement is in violation of any law or public policy, only the portion of this Agreement that violates such law or public policy shall be stricken. All portions of this Agreement that do not violate any statute or public policy shall continue in full force and effect. Further, any court order striking any portion of this Agreement shall modify the stricken terms as narrowly as possible to give effect to the intentions of the parties to this Agreement, as expressed herein.

SEILER EMPLOYMENT AGREEMENT

                  (f) LEGAL FEES. The Company shall pay or reimburse to the Executive an amount equal to reasonable fees for legal representation incurred by the Executive in connection with the preparation of this Agreement and the preparation of additional documents and agreements in support of the terms of this Agreement, including agreements representing the Company's grant of stock options to the Executive under Section 5(b), above, and agreements representing Executive's investment in the Company under Section 6, above. Amounts paid by the Company to, or on behalf of, the Executive as payment or reimbursement for legal fees under this Section 14(f) and amounts paid by the Company to the Executive as reimbursement for moving expenses under Section 5(h) of this Agreement shall not, in the aggregate, exceed $80,000.00.

                  (g) SURVIVAL OF PROVISIONS. The obligations contained in Sections 8 and 9 above shall survive the termination or expiration of the Employment Period or this Agreement, as applicable, and shall be fully enforceable thereafter in accordance with the terms of this Agreement.

                  (h) WITHHOLDING. The Executive acknowledges that salary and all other compensation payable under this Agreement shall be subject to withholding for income and other applicable taxes to the extent required by law, as determined by the Company in its sole discretion.

                  (i) HEADINGS. The headings or other captions contained in this Agreement are for convenience of reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement.

                  (j) GOVERNING LAW. This Agreement shall be governed by the laws of the State of Massachusetts without giving effect to any conflict of law rules that would require the application of the laws of any jurisdiction other than the internal laws of the State of Massachusetts to the rights and duties of the parties, except to the extent the laws of the State of Massachusetts are preempted by federal law.

                  (k) TERMS. Where appropriate in this Agreement, words used in the singular shall include the plural, and words used in the masculine shall include the feminine or neuter.

                  (l) COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one agreement binding on the parties hereto.

SEILER EMPLOYMENT AGREEMENT

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first mentioned above.


HYBRIDON, INC.                              EXECUTIVE


BY:    /s/ James B. Wyngaarden              BY:    /s/ Stephen R. Seiler
       ---------------------------------           -----------------------------
                                                   Stephen R. Seiler

TITLE: Chairman, Hybridon, Inc.             DATE:  August 4, 2001
       ---------------------------------           -----------------------------


DATE:  August 4, 2001
       ---------------------------------

SEILER EMPLOYMENT AGREEMENT

                                   APPENDIX A

                                   DEFINITIONS

                  ACCRUED OBLIGATIONS. "Accrued Obligations" shall mean the sum of (i) any portion of Executive's Bonus accrued as of the date of termination of the Executive's employment for any reason, including by reason of his death, which has not yet been paid, and (ii) reimbursement of any reimbursable expense incurred by the Executive through the date of termination of employment.

                  AFFILIATE. "Affiliate" shall mean any person or entity which directly or indirectly controls, is controlled by or is under common control with the Company, including any entity directly or indirectly controlled by the Company through the Company's ownership of fifty percent (50%) or more of the voting interests of such entity.

                  CAUSE. "Cause" shall mean Executive's (i) material breach of any material terms of the Agreement, (ii) plea of guilty or nolo contendre to, or conviction of, the commission of a felony offense, (iii) repeated unexplained or unjustified absence, or refusals to carry out the lawful directions of the Board or (iv) material breach of a fiduciary duty owed to the Company under this Agreement, provided that any action or inaction described by (i), (iii) or (iv), above, shall not be the basis of a termination of the Executive's employment with the Company for "Cause" unless the Company provided the Executive with at least twenty (20) days advance written notice specifying in reasonable detail the conduct in need of being cured and such conduct was not cured within the notice period.

                  CHANGE OF CONTROL. "Change of Control" shall mean the occurrence of any of the following events:

                  (i) a change in ownership or control of the Company effected through either of the following transactions:

                       (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act")), other than a current stockholder of the Company or a trustee or other fiduciary holding securities of the Company under an employee benefit plan maintained by the Company or any corporation owned, directly or indirectly, by the Company's stockholders in substantially the same proportions as their ownership of the Company's stock, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total combined voting power of the Company's then-outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders and which the Board does not recommend such stockholders to accept; or

                       (B) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the members of the Board ceases to be comprised of individuals who are Continuing Members; for such

SEILER EMPLOYMENT AGREEMENT
APPENDIX A
purpose, a "Continuing Member" shall mean an individual who is a member of the Board on the date of this Agreement and any successor of a Continuing Member who is elected to the Board or nominated for election by action of a majority of Continuing Members then serving on the Board; or

                  (ii) either of the following stockholder-approved transactions to which the Company is a party:

                        (A) a merger or consolidation of the Company with any other corporation other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

                        (B) the sale, transfer or complete liquidation or dissolution of the Company of all or substantially all of the Company's assets.

                  DISABILITY. "Disability" shall mean the inability of the Executive to perform all the material duties of Executive's position for a continuous period of at least ninety (90) days due to a permanent physical or mental impairment, as determined and certified by a physician selected by the Executive and with the concurrence of a physician selected by the Company, provided that if the physician selected by the Executive and the physician selected by the Company do not agree regarding the determination and certification, a determination and certification rendered by an independent physician mutually agreed upon by the Executive and the Company shall be final and binding on the parties with respect to this Agreement.

                  EXECUTIVE DEVELOPMENTS. "Executive Developments" shall mean any discovery, invention, design, method, technique, improvement, enhancement, development, or other work of authorship that (i) relates to the business or operation of the Company then conducted or part of the Company's business plan, or (ii) results from or is suggested by any undertaking assigned to the Executive or work performed by Executive for or on behalf of the Company, whether or not during working hours.

                  GOOD REASON. "Good Reason" shall mean the occurrence of one or more of the following: (i) any action by the Company which results in a material diminution of Executive's position, title, annual base salary, authority, duties or responsibilities or reporting structure; (ii) any material breach of this Agreement by the Company which is not remedied by the Company within thirty (30) days after receipt by the Company of notice thereof given by Executive specifying in reasonable detail the alleged breach; (iii) failure to elect Executive to serve on the Board during the Employment Period; or (iv) relocation of the Company's headquarters outside the Cambridge Area or 10 miles east of the Worcester area, except in the event of a change in the location of the headquarters of the Company to a site within the continental United States following a Change of Control.

                                       2

SEILER EMPLOYMENT AGREEMENT
APPENDIX A

                  PROPRIETARY INFORMATION. "Proprietary Information" shall mean information that was developed, created, or discovered by or on behalf of the Company, or which became or will become known by, or was or is conveyed to the Company; including, but not limited to, trade secrets, designs, technology, know-how, processes, data, ideas, techniques, inventions (whether patentable or not), works of authorship, formulae, business and development plans, client or customer lists, software programs and subroutines, source and object code, algorithms, terms of compensation and performance levels of Company employees, information about the Company or any of its Affiliates, and their clients and customers that is not disclosed by the Company or any of its Affiliates for financial reporting purposes and that was learned by the Executive in the course of employment by the Company or any of its Affiliates, other information concerning the Company's actual or anticipated business, research or development, or which is received in confidence by or for the Company from any other person, and all papers, resumes, and records (including electronic or computer-generated records) of the documents containing such Proprietary Information. Proprietary Information shall not include information that is publicly available or available through third-party sources so long as it has not become available through a breach of this Agreement by Executive.


                                       3

SEILER EMPLOYMENT AGREEMENT
APPENDIX A

                                    EXHIBIT A

                            NONQUALIFIED STOCK OPTION

                          SECTION 5(B) OF THE AGREEMENT

         Effective as of the date of this Agreement, Executive is hereby granted a nonqualified stock option with respect to 3,150,000 Shares ("Option 1") and a nonqualified stock option with respect to 490,000 Shares ("Option 2") (collectively, "Options"). The Options shall be evidenced by an agreement with terms and conditions substantially similar to those described in the Hybridon, Inc. Amended and Restated 1997 Stock Incentive Plan ("Plan"), provided that neither the grant nor the exercise of the Options shall be conditioned on approval of the Company's shareholders.

Option 1 is subject to terms which include the following:

EXERCISE PRICE:            $0.84 per Share.

VESTING: Quarterly with respect to a pro rata portion of the Shares subject to the Option, provided that vesting shall commence on September 1, 2001 and the Option shall vest in full not later than September 1, 2006.

OPTION TERM:               10 years.

CHANGE OF CONTROL          The Option shall become fully vested and
                           nonforfeitable, to the extent the Option was not previously vested or exercised, as of the date that is ten (10) business days before the effective date of a Change of Control.

TERMINATION OF
EMPLOYMENT                 To the extent the Option has vested, the Option shall
                           be exercisable for a period of six (6) months after the effective date of a termination of Executive's employment for any reason other than death or Disability. If Executive's employment is terminated by reason of death or Disability, the Option shall be exercisable, by the Executive or his beneficiaries, for a period of twelve (12) months after the effective date of his termination of employment.

Option 2 is subject to terms which include the following:

EXERCISE PRICE:            $0.71 per Share.

VESTING: Quarterly with respect to a pro rata portion of the Shares subject to the Option, provided that vesting shall commence on September 1, 2001 and the Option shall vest in full not later than September 1, 2002.

SEILER EMPLOYMENT AGREEMENT
APPENDIX A

OPTION TERM:               10 years.

CHANGE OF CONTROL          The Option shall become fully vested and
                           nonforfeitable, to the extent the Option was not previously vested or exercised, as of the date that is ten (10) business days before the effective date of a Change of Control.

TERMINATION OF
EMPLOYMENT                 To the extent the Option has vested, the Option shall
                           be exercisable for a period of six (6) months after the effective date of a termination of Executive's employment for any reason other than death or Disability. If Executive's employment is terminated by reason of death or Disability, the Option shall be exercisable, by the Executive or his beneficiaries, for a period of twelve (12) months after the effective date of his termination of employment.

                                       2

SEILER EMPLOYMENT AGREEMENT
APPENDIX A